Exhibit 10.1

PREFERRED STOCK EXCHANGE AGREEMENT

This PREFERRED STOCK EXCHANGE AGREEMENT, dated as of March 27, 2025 (as it may be amended or modified from time to time, this “Agreement”), is entered into by and between Carlyle Secured Lending, Inc., a Maryland corporation (the “Company”), and Carlyle Investment Management L.L.C., a Delaware limited liability company and the holder of record of shares of the Preferred Stock (as defined below) (“CIM”). Unless context otherwise requires, capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, the Company is an externally managed specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended;

WHEREAS, the Company, Carlyle Secured Lending III, a Delaware statutory trust (“CSL III”), Blue Fox Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and solely for the limited purposes set forth therein, CSL III Advisory, LLC, a Delaware limited liability company and investment adviser to CSL III, and Carlyle Global Credit Investment Management, L.L.C., a Delaware limited liability company and investment adviser to the Company, entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of August 2, 2024, pursuant to which, among other transactions, (a) Merger Sub will merge with and into CSL III (the “First Merger”), with CSL III continuing as the surviving company and as a wholly-owned subsidiary of the Company and (b) immediately following the First Merger, the surviving corporation of the First Merger will merge with and into the Company, with the Company continuing as the surviving company (the “Second Merger” and, together with the First Merger, the “Mergers”), in each case, on the terms and conditions set forth therein; and

WHEREAS, in connection with the Mergers, CIM desires to surrender 2,000,000 shares of convertible preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”) in exchange for such number of newly issued shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) as is set forth herein, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof, on the terms and conditions set forth herein (including the issuance and sale of such shares of Common Stock by the Company, the “Exchange”).

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. The Exchange.

A. Immediately prior to the effective time of the Mergers, the Company shall issue and sell to CIM, in exchange for 2,000,000 shares of Preferred Stock owned by CIM, a number of shares of Common Stock in an amount that is equal to the quotient of (i) the aggregate liquidation preference of the Preferred Stock and (ii) the Closing CSL Net Asset Value per share (the “CIM Shares”), and CIM shall surrender the shares of Preferred Stock that it holds at such time in exchange for the CIM Shares, subject to the terms and conditions set forth herein. Any accrued and unpaid dividends of the Preferred Stock thereon to the date of the Exchange, whether or not declared, shall be paid by the Company to CIM immediately prior to the Exchange. From and after the Exchange, each share of Preferred Stock shall cease to be outstanding, shall be cancelled, shall cease to exist and shall thereafter present only the rights afforded to holders of shares of Common Stock following the closing of the Mergers.

B. The closing of the Exchange (the “Closing”) shall take place immediately prior to the closing of the First Merger and the date of such closing shall be referred to herein as the “Closing Date.”

C. The Closing shall take place by remote communications and by the exchange of signatures by electronic transmission on the Closing Date.

D. CIM shall surrender its shares of Preferred Stock to the Company’s transfer agent on the Closing Date and such shares shall be cancelled upon issuance and sale of the CIM Shares to CIM.

E. The Company shall deliver to CIM evidence of the issuance and sale of the CIM Shares to CIM, credited to book-entry accounts maintained by the transfer agent of the Company.

Section 2. Representations and Warranties of the Company. As a material inducement to CIM to enter into this Agreement and surrender its shares of Preferred Stock in exchange for the CIM Shares, the Company hereby represents and warrants to CIM (which representations and warranties shall survive the Closing Date) that:

A. Organization and Corporate Power. The Company is a corporation validly existing and in good standing under the laws of the State of Maryland and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite trust powers and authority necessary to execute and deliver this Agreement and carry out the transactions contemplated hereby.

B. CIM Shares. The CIM Shares have been duly authorized and upon the issuance and sale of the CIM Shares pursuant to Section 1(A), the CIM Shares will be validly issued, fully paid and non-assessable.

C. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement, the issuance and sale of the CIM Shares in the Exchange, and the consummation of the other transactions contemplated hereby have been duly authorized by the Company as of the Closing Date, and no further approval or authorization is required on the part of the Company or its stockholders. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject to subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii) The execution and delivery by the Company of this Agreement, the issuance and sale of the CIM Shares in the Exchange, and the consummation of the other transactions contemplated hereby do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of the charter or the bylaws of the Company (in effect on the date hereof or as may be amended prior to the closing of the Exchange), (b) (1) constitute a default under or result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (2) result in a violation of, or (3) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency under, any material law, statute, rule, regulation, agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

D. Governmental Consents. Assuming the accuracy of the representations made by CIM in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement except for filings pursuant to applicable state securities laws, if any.

E. No Other Representations. Except for the foregoing representations and warranties, the Company does not make, and hereby disclaims, any other representations or warranties. CIM acknowledges and agrees that in entering into this Agreement it has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral (from or by the Company or any Person acting on their behalf) other than those expressly set out in this Agreement (or other related documents referred to herein) and that it will not have any right or remedy with respect to this Agreement arising out of any representation, warranty or other statement not expressly set out in this Agreement.

Section 3. Representations and Warranties of CIM. As a material inducement to the Company to enter into this Agreement and issue and sell the CIM Shares to CIM in the Exchange, CIM hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A. Organization and Requisite Authority. CIM is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. CIM possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of CIM, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by CIM of this Agreement and the fulfillment of and compliance with the terms hereof by CIM does not and shall not as of the Closing Date conflict with or result in a breach by CIM of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which CIM is subject.

C. Capitalization. CIM is the sole beneficial owner of 2,000,000 shares of Preferred Stock, free and clear of all liens, claims and encumbrances (other than those restrictions arising under U.S. securities laws) and has full power and authority to surrender the Preferred Stock to the Company in accordance with this Agreement

D. Investment Representations.

(i) CIM is acquiring the CIM Shares for CIM’s account and with no view to the distribution thereof. CIM has no present intent, agreement, understanding or arrangement to sell, assign or transfer all or any part of the CIM Shares, or any interest therein, to any other person.

(ii) CIM is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(iii) CIM understands that the issuance and sale of the CIM Shares to CIM in the Exchange has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of CIM’s representations as expressed herein. CIM understands that the CIM Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, CIM must hold the CIM Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission (the “Commission”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. CIM further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the CIM Shares, and on requirements relating to the Company which are outside of CIM’s control, and which the Company is under no obligation and may not be able to satisfy.

(iv) CIM did not purchase the CIM Shares as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) CIM has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the issuance and sale of the CIM Shares, which have been requested by CIM. CIM has been afforded the opportunity to ask questions of the executive officers and directors of the Company. CIM understands that its investment in the CIM Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the CIM Shares.

(vi) CIM understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the CIM Shares or the fairness or suitability of the investment in the CIM Shares by CIM nor have such authorities passed upon or endorsed the merits of the issuance or sale of the CIM Shares to CIM in the Exchange.

(vii) CIM has such knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the CIM Shares and is able to bear the economic risk of an investment in the CIM Shares in the amount contemplated under this Agreement for an indefinite period of time. CIM has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the CIM Shares. CIM can afford a complete loss of its investments in the CIM Shares.

Section 4. Restrictions on Transfer.

A. Securities Law Restrictions. CIM agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the CIM Shares unless, prior thereto (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the CIM Shares proposed to be transferred shall then be effective or (ii) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Commission thereunder and with all applicable state securities laws.

B. Restrictive Legends. All certificates or book entries representing the CIM Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

C. Registration Rights. Concurrently with the execution of this Agreement, the Company and CIM shall enter into an amended and restated registration rights agreement, dated as of the date hereof, to amend and restate that certain Registration Rights Agreement, dated as of May 5, 2020, by and between the Company and CIM.

D. Lock-Up Agreement. At the closing of the Mergers, CIM and the Company shall enter into the Lock-Up Agreement, which shall be effective as of the closing of the Mergers.

Section 5. Conditions of CIM’s Obligations. The obligations of CIM to surrender its shares of Preferred Stock are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Conditions Precedent to the First Merger. The conditions set forth in Article VIII of the Merger Agreement (Conditions Precedent) shall have been satisfied or waived in accordance with the Merger Agreement, other than Section 8.1(h) of the Merger Agreement (Preferred Stock Exchange Documents) and any conditions that by their nature can only be satisfied by actions to be performed at the closing of the Mergers, but subject to the satisfaction or waiver of such conditions.

Section 6. Conditions of the Company’s Obligations. The obligations of the Company to CIM under this Agreement to issue and sell the CIM Shares in the Exchange are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of CIM contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B. Performance. CIM shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Conditions Precedent to the First Merger. The conditions set forth in Article VIII of the Merger Agreement (Conditions Precedent) shall have been satisfied or waived in accordance with the Merger Agreement, other than Section 8.1(h) of the Merger Agreement (Preferred Stock Exchange Documents) and any conditions that by their nature can only be satisfied by actions to be performed at the closing of the Mergers, but subject to the satisfaction or waiver of such conditions.

Section 7. Termination. This Agreement (A) shall terminate automatically upon the valid termination of the Merger Agreement in accordance with its terms or (B) may be terminated at any time as mutually agreed by the Company and CIM.

Section 8. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 9. Miscellaneous.

A. Further Assurances. The parties hereto shall execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

B. Notices. All notices and other communications in connection with this Agreement among the parties hereto shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such date is a Business Day (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by an internationally recognized overnight courier to the Person or entity for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or (iii) sent by email (unless the sender receives a non-delivery message or automatically generated response), as provided in this Section 9(B):

If to the Company, to:

Carlyle Secured Lending, Inc.

One Vanderbilt Avenue, Suite 3400,

New York, NY 10017

Attn: Joshua Lefkowitz

E-mail: Joshua.Lefkowitz@carlyle.com

With a copy (not constituting notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: William G. Farrar

E-mail: farrarw@sullcrom.com

If to CIM, to:

Carlyle Investment Management LLC

1001 Pennsylvania Ave. N.W.

Washington, DC 20004

Attn: General Counsel

E-mail: Joshua.lefkowitz@carlyle.com

With a copy (not constituting notice) to:

Simpson, Thacher & Barlett LLP

900 G Street, N.W.

Washington, D.C. 20001

Attn: Rajib Chanda

Email: Rajib.Chanda@STBlaw.com

C. Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement.

D. Waiver. At any time prior to the date of this Agreement, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement and (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

E. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 9(E) shall be null and void, ad initio.

F. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted.

G. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. The parties hereto understand and agree that delivery of a signed counterpart signature page to this Agreement or any amendment or waiver to this Agreement by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall constitute valid and sufficient delivery thereof and shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement or to any such agreement or instrument shall raise the use of electronic means to deliver a signature to this Agreement or any amendment or waiver hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means as a defense to the formation of a contract and each party hereto forever waives any such defense.

H. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

I. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all Proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction) would be required thereby. Each party hereto agrees that it shall bring any Proceeding in respect of any claim based upon, arising out of or relating to this Agreement exclusively in the Court of Chancery of the State of Delaware and, if and only if such Court declines to exercise jurisdiction, the other courts of the State of Delaware or the federal courts of the United States of America located in the State of Delaware and the appellate courts therefrom (in such order of priority, the “Chosen Courts”) and solely in connection with claims arising under or relating to this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 9(B) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (W) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (X) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (Y) IT MAKES THIS WAIVER VOLUNTARILY AND (Z) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9(I).

J. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

K. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

L. Amendments. The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

CARLYLE SECURED LENDING, INC.

By:	/s/ Thomas M. Hennigan
Name:	Thomas M. Hennigan
Title:	Chief Financial Officer

CARLYLE INVESTMENT MANAGEMENT L.L.C.

By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	General Counsel

[Signature Page to Preferred Stock Exchange Agreement]